SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): SEPTEMBER 4, 2003



                        ANTEON INTERNATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            Delaware                      001-31258              13-3880755
  (State or Other Jurisdiction         Commission File          (IRS Employer
        of Incorporation)                  Number)           Identification No.)

          3211 Jermantown Road, Suite 700
                 Fairfax, Virginia                              22030-2801
      (Address of Principal Executive Offices)                  (Zip Code)

     Registrant's telephone number, including area code: (703) 246-0200



Item 9. Regulation FD Disclosure.

     On September 4, 2003, Anteon International Corporation, a Delaware corporation (the "Company"), issued a press release announcing the launch of its previously announced public offering of common stock. The common stock to be offered will consist of 5,500,000 shares to be sold by certain stockholders of the Company.

     A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Form 8-K, including the attached exhibit, is being furnished under Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.     Description

     99.1 Press Release dated September 4, 2003 announcing the launch of the Company's public offering of 5,500,000 shares of its common stock.




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ANTEON INTERNATIONAL CORPORATION

Date: September 4, 2003                    /s/    Curtis L. Schehr
------------------------                   ---------------------------------
                                           Curtis L. Schehr
                                           Senior Vice President,
                                           General Counsel and Secretary





                                  Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit No.     Description

     99.1 Press Release dated September 4, 2003 announcing the launch of the Company's public offering of 5,500,000 shares of its common stock.

                                                                   Exhibit 99.1


FOR IMMEDIATE RELEASE                                   Contacts:

                                                        Noreen Centracchio
                                                        (703) 246-0380
                                                        ncentracchio@anteon.com

                                                        Tom Howell
                                                        (703) 246-0525
                                                        thowell@anteon.com




ANTEON INTERNATIONAL ANNOUNCES LAUNCH OF PUBLIC OFFERING



FAIRFAX, VA, September 4, 2003 - Anteon International Corporation, (NYSE: ANT), announced today the launch of its previously announced public offering of common stock. The common stock to be offered will consist of 5,500,000 shares to be sold by certain shareholders of Anteon. The selling shareholders have also granted the underwriters an over-allotment option to purchase up to 825,000 additional shares of common stock. The Company expects pricing of the offering to occur in mid-September.

 This transaction is estimated to result in approximately $900,000 in offering expenses and is expected to result in a one-time charge of approximately 2.4 cents per share in the third quarter of 2003. These offering expenses will be reimbursed to the Company by the selling shareholders and will be recorded by the Company as a contribution to paid-in capital. Exclusive of these one-time offering expenses, the Company reaffirms its third quarter and full year 2003 revenue and earnings per share guidance provided on July 30, 2003.

About Anteon

Anteon, headquartered in Fairfax, Virginia, is a leading information technology and engineering solutions company providing support to the U.S. federal government and foreign customers. For over 27 years, the Company has designed, integrated, maintained and upgraded state-of-the-art systems for national defense, intelligence, emergency response and other high priority government missions. Anteon also provides many of its government clients with the systems analysis, integration and program management skills necessary to manage the development and operations of their mission critical systems. The Company currently has over 7,200 employees in more than 100 offices worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward- looking statements include the Company's dependence on continued funding of U.S. government programs, government contract procurement and termination risks including risks associated with protests, and other risks described in the Company's Securities and Exchange Commission filings. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities have not been sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

All of the shares of common stock in the offering are being sold by selling stockholders. A copy of the preliminary prospectus for the offering, when available, may be obtained by contacting: Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, (212) 902-1000.


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